UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

January 20, 2025

Date of Report (Date of earliest event reported)

OCA Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-39901	85-2218652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 33rd Floor New York, NY	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 201-8533

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, par value $0.0001 per share, and one-half of one Redeemable Warrant	OCAXU	OTC Pink Sheets
Class A Common Stock, par value $0.0001 per share, included as part of the Units	OCAX	OTC Pink Sheets
Redeemable Warrants included as part of the Units, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	OCAXW	OTC Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

OCA Acquisition Corp. (the “Company”) intends to redeem all of its outstanding shares of Class A common stock, par value $0.0001 per share, previously sold in its initial public offering (the “public shares”) on or about January 22, 2025 because the Company has not consummated an initial business combination within the time period required by its amended and restated certificate of incorporation.

As previously disclosed, Powermers Smart Industries, Inc. (“PSI”), sent a letter to the Company, purporting to terminate the Agreement and Plan of Merger, dated as of December 21, 2023 (the “Merger Agreement”), by and among (i) the Company, (ii) POWR Merger Sub, LLC and (iii) PSI, noting that the Effective Time (as defined in the Merger Agreement) did not occur by October 31, 2024 pursuant to Section 10.01(c). However, the Merger Agreement provides that a Party (as defined in the Merger Agreement) whose material breach of any provision of the Merger Agreement caused or resulted in the failure of the merger to be consummated by such time may not terminate the Merger Agreement. In the Company’s view, PSI is in material breach of its covenants under the Merger Agreement which led to the merger not closing by October 31, 2024, and therefore the purported termination is not valid. The Company is considering bringing an action for damages for PSI’s failure to perform under the Merger Agreement.

As previously disclosed in its periodic reports filed with the Securities and Exchange Commission, if the Company does not complete an initial business combination, the Company will distribute, on account of each public share, such share’s pro rata portion of the funds held in the Company’s trust account, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares and no other amounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2025	OCA ACQUISITION CORP.

	By:	/s/ Jeffrey Glat
	Name:	Jeffrey Glat
	Title:	Chief Financial Officer

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